 2000 AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT BETWEEN ANTI-GENE DEVELOPMENT
            GROUP AND AVI BIOPHARMA, INC. (FORMERLY ANTIVIRALS INC.)

This Amendment to the Technology Transfer Agreement dated February 9, 1992 but executed on February 9, 1993 (the TT Agreement or the 1993 TT Agreement) and the Amendment to that Agreement dated January 20, 1997 (the 1997 Amendment) between ANTI-GENE DEVELOPMENT GROUP and AVI BioPharma, Inc. (2000 Amendment) is by and between ANTI-GENE DEVELOPMENT GROUP (AGD), an Oregon limited partnership, and AVI BioPharma, Inc. (AVI), an Oregon corporation.

                                    RECITALS

A. As per the terms of the 1993 TT Agreement and the 1997 Amendment thereto, hereby incorporated by reference herein, AGD (Seller) is due Purchase Price payments from AVI (Buyer) in the amount of 4.051 percent of Sales of Therapeutic Products after the first two hundred million dollars in total cumulative worldwide Sales by Buyer and Buyer Affiliates collectively and in the amount of 2.0 percent of Sales of Diagnostic Products, with no sales of Diagnostic Products being exempt from royalties.

B. AVI wishes to have Purchase Price payments reduced on Sales of Therapeutic Products.

C. AGD wishes to convert its non-exclusive license for Diagnostic Products from AVI to a royalty-free exclusive license.

D. AGD wishes to convert its royalty-bearing license for small-scale products to a royalty-free license.

                               AGREEMENT TO AMEND

In consideration of the above and as provided in Section 14.7 of the TT Agreement, AGD and AVI agree to amend the TT Agreement and the 1997 Amendment thereto as set forth below.

1. TT AGREEMENT TERMS. All capitalized terms not defined in this 2000 Amendment shall have the meanings assigned to such terms in the TT Agreement or its Exhibits and in the 1997 Amendment thereto.

2.  TT AGREEMENT DEFINITIONS.

    2.1 BUYER AFFILIATE. Section 1.1 of the TT Agreement is hereby amended to read in entirety as follows:

          "Buyer Affiliate" shall mean Buyer's Licensees and any other entity that controls, is controlled by, or is under common control with Buyer or Buyer's Licensees, except that Seller and any direct licensee of Seller shall not be deemed to be a Buyer Affiliate.

    2.2 NEW DEFINITIONS. Section 1 of the TT Agreement is hereby amended to include the following definitions:

          1.20 "Therapeutic Product" shall mean a Products, as defined in the TT Agreement, which is approved for use in, or is used in a human or other animal or in blood or blood derived products to achieve a therapeutic or prophylactic effect.

               "Therapeutic Product" shall also mean a Product, as defined in the TT Agreement, added to or contained in a culture medium which is directly inoculated with a biological specimen immediately extracted from a patient (human or animal) by a health care worker, where the Product is used solely to determine if said Product affects the growth or viability of one or more microorganisms or cells which may be present in said biological specimen.

               "Therapeutic Product" shall also mean a Product, as defined in the TT Agreement, which is injected into a patient (human or other animal) and then extracted from said patient and the extract analyzed to determine if, and the extent to which, said Product is bound to a complementary genetic sequence originating within said patient.

          1.21 "Diagnostic Product" shall mean a Product, as defined in the TT Agreement, which is approved for, or is used for detecting and/or quantitating in a biological specimen outside any human or other animal body one or more selected nucleic acid sequences.

               "Diagnostic Product" shall also mean any product which would infringe one or more valid claims of any patent issuing from U.S. Patent Application number 08/969,813 titled: "Reagent and Method for Isolation and Detection of Selected Nucleic Acid", as well as all continuations, continuations-in-part, divisions, reissues, patents of addition, renewals, and any foreign counterparts of said 08/969,813 patent application.

          1.22 "Research Product" shall mean a Product, as defined in the TT Agreement, which is not classed as a Therapeutic Product or Diagnostic Product.

          1.23 "Small-Scale Product" shall mean a Product and AVI Improvements relating thereto --including adducts for enhancing delivery and cell entry, as defined in the TT Agreement, which meets all of the following requirements: (i) is produced in a lot size of less than 1 gram; (ii) is sold by any entity for research purposes only.

          1.24 The terms "Seller's Affiliate" and "AGD Affiliate" are synonymous, and are understood and intended to mean, any entity that controls, is controlled by, or is under common control with AGD.

3. TT AGREEMENT PURCHASE PRICE. Section 4.2(b) of the TT Agreement is hereby amended to read in its entirety as follows:

               (b) The purchase Price set forth in Section 4.2(a) shall be with respect to Therapeutic Products a flat 3.00 percent.

4. RIGHTS OF FIRST REFUSAL. Section 4.9 of the 1997 Amendment is amended to read in its entirety as follows:

          4.9 RIGHT OF FIRST REFUSAL. Buyer shall have the right of first refusal to purchase a controlling interest or any interest in any AGD Affiliate upon any change or proposed change in ownership in such entity that would result in James E. Summerton losing control over such entity ("Triggering Event"). Transfers of interests by James E. Summerton to Summerton's children, James P., Jean and/or Daniel Summerton, shall not be considered a Triggering Event, and shall not give rise to Buyer's right of first refusal hereunder, but transfers by such children transferees to parties other than James E. Summerton would constitute a triggering Event. Such rights of first refusal shall be exercised as follows: James E. Summerton or his children transferees (here after "Summerton") shall give written notice (the "Notice") of Summerton's desire to sell interests prior to sale, and the parties shall seek to determine the interest price as quickly as reasonably possible after such Notice. The price of the interests shall be (i) the price offered by a prospective third party buyer in good faith and at arm's length; or (ii) if there is no prospective third party buyer or no terms have been offered by a third party buyer, the price as determined by a neutral third party appraiser acceptable to both the AGD Affiliate and Buyer; or (iii) if a price has not been determined pursuant to the preceding subsections (i) or
          (ii), or the parties otherwise agree, a price mutually agreeable to both Buyer and the AGD Affiliate. If Buyer elects not to acquire the interests specified in the Notice, Summerton may sell such interests within the 90 day period following the parties' determination of the interest price, provided the sale of such interests shall only occur at no less than the interest price as determined according to this paragraph. Once an AGD affiliate has obtained the SS license and/or the DPI license from AGD, Summerton's loss of control of AGD or AGD affiliate will not terminate this license.

5. REPORTS. Section 4.3 of the TT Agreement is hereby amended to read in its entirety as follows:

               Within sixty (60) days after the end of each calendar quarter, for so long as Products are covered by unexpired Patents, Buyer shalt provide Seller with a written report setting forth the total amount of each Product sold by Buyer and Buyer Affiliates during the quarter, to whom the Products were sold, the gross invoice amount for each Sale, and the amount of any returns. At the time the report is made, Buyer shall pay Seller any amounts payable pursuant to this Section 3.

6. RECORDS. Section 4.4 of the TT Agreement is hereby amended to read in its entirety as follows:

               Buyer shall maintain records concerning Sales and Products sufficient to enable Seller to verify the amounts payable under this Agreement. Seller shall have the right, through an independent auditor, to examine such records that concern Sales of Products once in any given year. Seller shall bear all expenses associated with such audits.

7. COMMENCEMENT OF PAYMENT OBLIGATIONS. Section 4.6 of the TT Agreement is hereby amended to read in its entirety as follows:

               The first two hundred million dollars ($200,000,000) in total cumulative worldwide Sales of Therapeutic Products by Buyer and Buyer Affiliates, collectively, are exempt from Purchase Price payments.

8. NEW SCHEDULES. Section 9.1 of the TT Agreement is hereby amended to read in its entirety as follows:

               Buyer and Seller shall execute an amended License and Option Agreement shown in Schedule 9.1. In addition, the parties hereby enter into an amended License for Small-Scale Products, attached hereto as schedule 9.1.1 and an amended License for Diagnostic Products and Improvements, attached hereto as Schedule 9.1.2.

9. SCHEDULE 9.1 DEFINITIONS. Schedule 9.1, Section 1.3 of the TT Agreement is hereby amended to read in its entirety as follows:

               "AGD Improvements" shall mean improvements developed by AGD after the effective date of this Agreement but before January 1, 1998, and which AGD has the right to sublicense to AVI.

10. SCHEDULE 9.1 AVI IMPROVEMENTS. Schedule 9.1, section 1.6 of the TT Agreement is hereby amended to read in its entirety as follows:

               "AVI Improvements" shall mean Improvements developed by AVI after the effective date of this Agreement but before January 1, 1998, and which AVI has the right to sublicense to AGD.

11. SCHEDULE 9.1 AGD IMPROVEMENTS. Schedule 9.1 of the original TT Agreement is hereby amended to include a new Section 2.4 which reads in its entirety as follows:

               Improvements to the Technology made by AGD and its licensees under the Research and Development License to AGD will be defined as "AGD Improvements" which are to be made available to AVI under the terms of Section 5 of this Schedule 9.1 of the TT Agreement.

12. SCHEDULE 9.1 CROSS LICENSES. Section 5 of Schedule 9.1 of the original TT Agreement is amended as follows:

    12.1 CHANGE IN TITLE. The title of Section 5 of Schedule 9.1 is hereby amended to read in its entirety as follows:

          5.   LICENSE TO AVI AND CROSS LICENSES OF IMPROVEMENTS.

    12.2 CHANGE IN NUMBERING OF SECTION 5.4. Section 5.4 of Schedule 9.1, relating to the confidentiality of AGD improvements, is hereby renumbered 5.5 and is otherwise left intact.

    12.3 NEW SECTION 5.4. A new Section 5.4 is hereby added to Schedule 9.1, which reads in its entirety as follows:

          5.4 The parties grant each other the following cross-licenses. AGD agrees to grant AVI a royalty-free non-exclusive license to make, use, sell, and sublicense any improvements made by AGD before January 1, 2000 relating to preparation of Morpholino subunits and/or assembly of said subunits into Morpholino polymers. AVI agrees to grant to AGD a royalty-free non-exclusive license to make, use, sell, and sublicense any improvements made by AVI before January 1, 2000 relating to preparation of Morpholino subunits and/or assembly of said subunits into Morpholino polymers.

    IN WITNESS WHEREOF, the parties hereby execute this 2000 Amendment to the Technology Transfer Agreement and the 1997 Amendment thereto; effective as of the later of the dates of signature by the representatives of AVI and AGD below.

                                        AVI BioPharma, Inc.


                                        By:  /s/ Alan P. Timmins
                                            ---------------------------------
                                                 Alan P. Timmins
                                                 Chief Operating Officer
                                                 Chief Financial Officer

                                        Date:


                                        ANTI-GENE DEVELOPMENT GROUP


                                        By:  /s/ James E. Summerton
                                            ---------------------------------
                                                 James E. Summerton, Ph.D.
                                                 Sole General Partner

                                        Date: 9 March 2000

                                 SCHEDULE 9.1.1

               2000 AMENDMENT TO LICENSE FOR SMALL-SCALE PRODUCTS


1.  SMALL-SCALE PRODUCTS LICENSE TO AGD

    AVI hereby grants to AGD a license to Small-Scale Products (SS Products), with the right to sublicense, to make, have made, use, and sell SS Products, and to make, have made, and use subunits and other components in amounts not to exceed that required for assembly and use of SS Products. This license (the "SS Product license") is to be exclusive with respect to, and only with respect to selling SS Products. AGD and AGD Affiliates agree to label all SS Products with the phrase "Not for use in humans."

2.  ROYALTY

    This SS Products License shall be royalty free subsequent to December 31, 1999.

3.  INFORMATION FOR MAKING AND USING SS PRODUCTS

    Unless requested earlier by AGD, in December of 1997 AVI will convey to AGD written "Information for Making and Using SS Products." This Information for making and Using SS Products shall comprise the best ways known to AVI to make and use SS Products as of the date of conveyance of said Information for Making and Using SS Products. No other rights to transfer information concerning any other AVI Improvements are implied or granted by this SS Products License. If AGD shares information on AVI Improvements other than "Information for Making SS Products," with a sublicensee for SS Products, except where expressly allowed by a separate AVI license to AGD, that sublicensee shall also be considered to be a Research and Development licensee and any and all Improvements to the Technology made by that sublicensee will be defined as AGD Improvements which are to be made available to AVI under the terms of Section 5 of Schedule 9.1 of the TT Agreement.

4.  CONFIDENTIALITY OF INFORMATION

    AGD may not disclose the Technology or any AVI Improvements described in the Information for Making and Using SS Products that are not in the public domain unless: (a) the recipient has entered into a written agreement acceptable to AVI under which the recipient agrees to restrictions on disclosure, use and transfer of the Technology and AVI Improvements, and (b) AVI has consented in writing to the disclosure, use, and transfer, which consent shall not be unreasonably withheld.

5.  EXEMPTION

    AVI's provision of Small-Scale Products to a for-profit entity as part of a contract which includes testing and assessment of Products by said for-profit entity, where said contract is for an amount not less than $100,000, shall not be construed as infringing the "exclusive with respect to selling SS Products" clause of this SS Products license to AGD. It is understood that AVI is free to provide SS Products to any of its collaborators at no charge (including, without limitation, arrangements such as the 1995 option arrangements with Abbott Laboratories). Further, it is understood that AVI may sell SS Products to a given collaborator if those sales are part of a contract with a value of not less than $100,000 for the purchase of SS Products.

6.  EFFECTIVE DATE

    The effective date of this SS Products License shall be when both AVI and AGD have signed the Amendment to which this is Schedule 9.1.1, except that the exclusivity of the SS Product License granted to AGD under Section 1 above will only become effective at the time AGD or an AGD Affiliate demonstrates a capability to prepare at least 10 different 20-mer Morpholino polymers in a 2 week period and two such representative Morpholino polymers exhibit on a per mass basis in a cell-free translation system at least 60% of the efficacies of corresponding highly-purified Morpholino polymers prepared by AVI.

7.  TERMINATION OF PAYMENT OBLIGATIONS

    AGD's obligation to make royalty payments to AVI for any given SS Product shall end effective December 31, 1999.

8.  TERMINATION OF SS PRODUCT LICENSE

    Either party may terminate this SS Products License for any material breach by the other party that remains uncured 90 days after that party receives notice of the breach from the non-breaching party.

9.  OBLIGATION TO EXPLOIT

    This section 9, "Obligation to Exploit", is deleted.

10. DISCLAIMER OF WARRANTY

    AVI makes no warranty whatsoever, express or implied, including without limitation a warranty of merchantability of fitness, with respect to Technology, AVI Improvements, or SS Products licensed to AGD pursuant to this Amendment, which SS Products AGD takes "as is".

11. CHOICE OF LAW

    The construction and performance of this SS Products License will be governed by the laws of the state of Oregon (except for conflicts of law provisions thereof).

12. EXPENSES

    Each party to this SS Products License shall pay its own expenses incident to the negotiation, execution, delivery and performance of this SS Products License.

13. NOTICES

    Any notice or other communication required or permitted under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by hand delivery:

    If to AVI, to the following address:
                                      AVI BioPharma, Inc.
                                      One SW Columbia, Suite 1105
                                      Portland, Oregon 97258
                                      Attention: Denis Burger

    With a copy to:
                                      AVI BioPharma, Inc.
                                      One SW Columbia, Suite 1105
                                      Portland, Oregon 97258
                                      Attention: Alan P. Timmins

    If to AGD, to the following address:
                                      ANTI-GENE DEVELOPMENT GROUP
                                      P.O. Box 2210
                                      Corvallis, Oregon 97339
                                      Attention: James E. Summerton

    With a copy to:
                                      James E. Summerton
                                      General Partner of AGDG

                                      3107 NW Norwood Place
                                      Corvallis, Oregon 97330

    Unless otherwise provided in this SS Products License, all notices and communications shall be deemed to have been duly given or made (i) when delivered by hand, (ii) five business days after being deposited in the U.S. mail, postage prepaid, as registered or certified mail, return receipt requested. The address to which notices or other communications shall be directed may be changed from time to time by any party by giving written notice to the other parties of the substituted address.

14. ATTORNEY FEES

    If a suit or action is filed by either party to enforce the provisions of this SS Products License, or otherwise with respect to the subject matter of this SS Products License, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (including, but not limited to those fees and expenses permitted or defined by statute) as fixed by the appellate court, and if any appeal is taken from the decision of the trial court, as affixed by the appellate court.

15. SUCCESSORS AND ASSIGNS

    This SS Products License will be binding upon and inure to the benefit of each of the parties and its successors and assigns; provided that no party may assign its rights under this SS Products License agreement without the consent of the other party, which consent shall not unreasonably be withheld.

16. AMENDMENT

    No supplement, modification or amendment of, or waiver with respect to, this SS Products License shall be binding unless executed in writing. This SS Products License agreement may be modified, amended, or terminated upon the written agreement of both parties.

17. CONSENTS

    Any consent required by this SS Products License shall be effective only if given in a writing executed by the party giving the consent.

18. HEADINGS

    The headings in this SS Products License are solely for convenience of reference and shall not limit or otherwise affect the meaning of this SS Products License.

19. SEVERABILITY

    If any part of this SS Products License is found invalid or unenforceable, it shall be enforced to the maximum extent by law, and other parts of this SS Products License will remain in force.

20. ENTIRE LICENSE

    This Amended SS Products License, whose terms comprise Schedule 9.1.1 of the 2000 Amendment to the 1993 TT Agreement and 1997 Amendment thereto between AGD and AVI, constitutes the entire license pertaining to SS Products and supercedes all prior agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Amended SS Products License will affect or be effective to interpret, change or restrict, the express provisions of this Amended SS Products License.

                                 SCHEDULE 9.1.2

       2000 AMENDMENT TO LICENSE FOR DIAGNOSTIC PRODUCTS AND IMPROVEMENTS


1.  AVI GRANT OF DIAGNOSTIC PRODUCTS AND IMPROVEMENTS LICENSE TO AGD

    AVI grant to AGD a license (the "DPI license"), with right to sublicense to the Diagnostic Products and AVI Improvements relating thereto, as defined in the 1993 TT Agreement and the 1997 Amendment and the 2000 Amendment thereto. The DPI license is to make, have made, use, and sell Diagnostic Products and AVI Improvements relating thereto (DPI) including particularly U.S. Patent Application 08/969,813, and to make, have made, and use subunits and other components of DPI in amounts not to exceed that required for assembly and use of DPI. AVI also grants to AGD the right to develop and patent "undeveloped AVI ideas relating to diagnostics" (Undeveloped Ideas), where Undeveloped Ideas are defined as AVI ideas relating to diagnostics which have not been reduced to practice as of the effective date of this DPI license. This DPI license is to be exclusive with respect to, and only with respect to selling DPI Products.

2.  LICENSE FEE

    AGD or its affiliate shall pay AVI a one-time license fee in the amount of $1,000,000 by or before March 31, 2000. There shall be no additional fees or royalties.

3. INFORMATION FOR MAKING AND USING DIAGNOSTIC PRODUCTS AND AVI IMPROVEMENTS RELATING THERETO (DPI INFORMATION)

    Upon request by AGD, but not later than December 1997, AVI will convey to AGD written DPI Information. This DPI Information shall comprise only the specific information described in Exhibit A. No other rights to transfer information concerning any other AVI Improvements are implied or granted by this DPI license. If AGD shares information on AVI Improvements other than "DPI Information," with a sublicensee for DPI, except where expressly allowed by a separate AVI license to AGD, that sublicensee shall also be considered to be a Research and Development licensee and any and all Improvements to the Technology made by that sublicensee will be defined as AGD Improvements which have to be made available to AVI under the terms of Section 5 of Schedule 9.1 of the TT Agreement.

4.  EXEMPTION

    AVI may make and use, but not sell DPI Products. AVI's provision of DPI Products to another organization will not constitute a sale when said DPI Product is used solely in conjunction with and support of preclinical testing and clinical trials of AVI's Therapeutic Products, as defined in the TT Agreement and the 1997 Amendment and 2000 Amendment thereto.

5.  CONFIDENTIALITY OF DPI INFORMATION

    AGD may not disclose the Technology or any AVI Improvements described in the DPI Information that are not in the public domain except where expressly allowed by a separate AVI license to AGD unless: (a) the recipient has entered into a written agreement acceptable to AVI under which the recipient agrees to restrictions on disclosure, use and transfer to the Technology and AVI Improvements, and (b) AVI has consented in writing to the disclosure, use, and transfer, which consent shall not be unreasonably withheld.

6.  EFFECTIVE DATE

    The effective date of this DPI license shall be the later of: the date when both AVI and AGD have signed the 2000 Amendment to which this is
Schedule 9.1.2, or the date on which AGD or its affiliate pays the license fee set forth in Section 2 of Schedule 9.1.2.

7.  TERMINATION OF PAYMENT OBLIGATIONS

    AGD's obligation to make royalty payments to AVI for any given DPI shall end upon payment of the license fee set forth in Section 2 of the Schedule 9.1.2.

8.  TERMINATION OF DPI LICENSE

    Either party may terminate this DPI License for any material breach by the other that remains uncured 90 days after that party receives notice of the breach from the non-breaching party.

9.  DISCLAIMER OF WARRANTY

    AVI makes no warranty whatsoever, express or implied, including without limitation a warranty of merchantability or fitness, with respect to Technology, AVI Improvements, or DPI licensed to AGD pursuant to this Amendment, which AVI Improvements or DPI AGD takes "as is".

10. CHOICE OF LAW

    The construction and performance of this DPI license will be governed by the laws of the state of Oregon (except for conflicts of law provisions thereof).

11. EXPENSES

    Each party to this DPI license shall pay its own expenses incident to the negotiation, execution, delivery and performance of this DPI license.

12. NOTICES

    Any notice or other communication required or permitted under this Agreement shall be in writing and shalt be sent by certified mail, return receipt requested, or by hand delivery:

    If to AVI, to the following address:
                                      AVI BioPharma, Inc.
                                      One SW Columbia, Suite 1105
                                      Portland, Oregon 97258
                                      Attention: Denis Burger

    With a copy to:
                                      AVI BioPharma, Inc.
                                      One SW Columbia, Suite 1105
                                      Portland, Oregon 97258
                                      Attention: Alan P. Timmins

    If to AGD, to the following address:
                                      ANTI-GENE DEVELOPMENT GROUP
                                      P.O. Box 2210
                                      Corvallis, Oregon 97339
                                      Attention: James E. Summerton

    With a copy to:
                                      James E. Summerton
                                      General Partner of AGDG
                                      3107 NW Norwood Place
                                      Corvallis, Oregon 97330

    Unless otherwise provided in this DPI license, all notices and communications shall be deemed to have been duly given or made (i) when delivered by hand, (ii) five business days after being deposited in the U.S. mail, postage prepaid, as registered or certified mail, return receipt requested. The address to which notices or other communications shall be directed may be changed from time to time by any party by giving written notice to the other parties of the substituted address.

13. ATTORNEY FEES

    If a suit or action is filed by either party to enforce the provisions of this DPI license, or otherwise with respect to the subject matter of this DPI license, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (including, but not limited to those fees and expenses permitted or defined by statute) as fixed by the trial court, and if any appeal is taken from the decision of the trial court, as affixed by the appellate court.

14. SUCCESSORS & ASSIGNS

    This DPI license will be binding upon and inure to the benefit of each of the parties and its successors and assigns; provided that no party may assign its rights under this license agreement without the consent of the other party, which consent shall not unreasonably be withheld.

15. AMENDMENT

    No supplement, modification or amendment of, or waiver with respect to, this DPI license shall be binding unless executed in writing. This DPI license may be modified, amended, or terminated upon the written agreement of both parties.

16. CONSENTS

    Any consent required by this DPI license shall be effective only if given in a writing executed by the party giving the consent.

17. HEADINGS

    The headings in this DPI license are solely for convenience of reference and shall not limit or otherwise affect the meaning of this DPI license.

18. SEVERABILITY

    If any part of this DPI license if found invalid or unenforceable, it shall be enforced to the maximum extent permitted by law, and other parts of this DPI license will remain in force.

19. ENTIRE LICENSE

    This amended DPI license, whose terms comprise Schedule 9.1.2 of the 2000 Amendment to the 1997 Amendment and the 1993 TT Agreement between AGD and AVI, constitutes the entire license pertaining to DPI and supercedes all prior agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this amended DPI license will affect or be effective to interpret, change or restrict, the express provisions of this amended DPI license.

                                  EXHIBIT A

                               DPI Information


Below is a listing of specific notebooks which comprise the agreed upon DPI Information. This notebook information constitutes the entire DPI Information.


Notebook Designation                  Notebook Title                   Dates of Entries
--------------------                  --------------                   ----------------
J. Summerton Notebook                 Diagnostics 1                    Jan. 20, 1993 -   May 1, 1993
J. Summerton Notebook                 Diagnostics 2                    May 1, 1983 -   July 16, 1994
AVI 9                                 Diagnostics 3                    July 17, 1994 - Dec. 23, 1994
AVI 10                                Diagnostics 4                    Dec. 24, 1994 - Jan. 27, 1995
AVI 29                                Diagnostics 5                    Jan. 30, 1985 -  Mar. 4, 1995
AVI 32                                Diagnostics 6                    Mar. 4, 1995 -   Apr. 4, 1995
AVI 33                                Diagnostics 7                    Apr. 4, 1995 -  Apr. 26, 1995
AVI 38                                Diagnostics 8                    Apr. 26, 1995 - Oct. 31, 1995
AVI 57                                Diagnostics 9                    Oct. 31, 1995 - Dec. 24, 1995

AVI BioPharma, Inc. (AVI) hereby provides its consent to ANTI-GENE DEVELOPMENT GROUP (AGD) to allow transfer to and use by sublicensees of the AGD of "DPI Information", where "DPI Information" is defined in the 2000 Amendment to the 1997 Amendment and the 1993 Technology Transfer Agreement between AGD and AVI. In return for this AVI consent to allow transfer to and use of said information by a sublicensee of AGD, said sublicensee agrees not to disclose to any other entity any of said information, excepting that which is already in the public domain, and to abide by all terms necessary for its licensor, AGD, to fulfill AGD's license obligations to AVI under the terms in Schedules 9.1.1 and 9.1.2 of the 2000 Amendment and the 1997 Amendment to the 1993 Technology Transfer Agreement between AGD and AVI.



                                  By: /s/ Alan P. Timmins
                                     ----------------------------------------
                                      Alan P. Timmins
                                      Chief Operating Officer
                                      Chief Financial Officer

                                  Date:



                                  By: /s/ James Summerton
                                     ----------------------------------------
                                      James E. Summerton, Ph.D.
                                      Sole General Partner
                                      ANTI-GENE DEVELOPMENT GROUP

                                  Date: 9 March 2000